Exhibit 16.1

June 5, 2009

Securities and Exchange Commission
Washington, DC   20549

Commissioners:

We have read Item 4.01 of Consolidated Water Co. Ltd.’s Form 8-K filed on June 5, 2009, and we agree with such statements insofar as they relate to our firm and the predecessor firm, Rachlin LLP.

/s/ MarcumRachlin
a division of Marcum LLP

As successor to Rachlin LLP